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                                                                   EXHIBIT 10.24

                                  AGREEMENT TO AMEND
                          LICENSE AND DEVELOPMENT AGREEMENT

    This agreement, made and effective this 15 day of September, 1995
(the Effective Date", by and between Harry R. McKinley of Southampton, Massachusetts (hereinafter referred to as McKinley), McKinley Optics, Inc., a Massachusetts corporation having a principal place of business at 161 College Highway, Southampton, Massachusetts 01703 (hereinafter referred to as MOI), and Vista Medical Technologies, a California corporation having a place of business at 134 Flanders Road, Westboro, Massachusetts 01581 (hereinafter referred to as "Vista").

    Whereas on 18 December 1991 McKinley and MOI entered into a License And Development Agreement (hereinafter the "License Agreement") whereby they licensed certain technology to American Surgical Technologies Corporation, a Delaware Corporation having a principal office at One McKinley Square, Boston, Massachusetts (hereinafter referred to as "AST");

    Whereas on 28 June 1994 said License Agreement was amended by mutual agreement of McKinley, MOI and AST;

    Whereas Vista has agreed to purchase the assets of AST, which purchase includes an assignment of AST's rights and obligations as licensee under said License Agreement; and

    Whereas an inducement to purchase of the assets of AST is the transfer of said license from AST to Vista;

    Whereas, Vista desires to amend the License Agreement in order to obtain necessary assurances and make it conform to its particular business needs and objectives;

NOW, THEREFORE, in consideration of the premises, McKinley, MOI and Vista agree that the License Agreement is amended as follows:


    1. Subject to Vista's purchase of the assets of AST, McKinley and MOI agree to assignment and transfer of the License Agreement from AST to Vista and they and Vista agree that henceforth the term Licensee shall mean Vista and any successor, assign or subsidiary thereof.

    2.   Article 1.7 is amended to read as follows:
         "Marketing Period" shall mean any twelve (12) month period commencing with April 1, 1995 or any subsequent anniversary of that date."


Vista/McKinley Agreement

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    3.   The following new article is added:

         1.9 As used herein, the term "endoscope" means a device that essentially consists of (1) a hollow member having a distal end and a proximal end and a selected length and outer diameter, and
         (2) an optical lens system mounted within the hollow member for gathering light and providing an optical image of a selected area or site in front of said distal end, with the optical lens system comprising an objective lens with or without relay, focusing and ocular lenses. Optionally the device may include within said hollow member light-transmitting means for illuminating the area or site in front of said distal end of said hollow member and electronic photodetector means for generating electrical signals in response to images relayed thereto by the optical imaging system. The term "endoscope" shall not be construed to include any of the following: video signal processing or switching equipment, video monitors, video display equipment, head-up display devices, light sources, power supplies, or detachable accessory devices such as cables, connectors, and couplers.

    4.   Article 3.1 is amended by addition of the following clause:

         (e) Royalties under 3.1 (c)(ii) shall accrue and be paid only with respect to such Licensed Products as are covered by, or made in accordance with or by use of methods and apparatus covered by, at least one claim (which has not expired, lapsed, or been duly disclaimed) of at least one patent included within the Licensed Patent Rights which is then subsisting as a valid patent in the country where such Licensed Products are manufactured or sold or to which they are exported.

    5.   Article 10 is amended by addition of the following clauses:

         10.5 McKinley and MOI represent and warrant that the MOI is the sole and exclusive owner of the U.S. applications and patents listed in Appendix A and that they have done nothing to limit, compromise or condition the ownership thereof by MOI or limit or condition the exclusive rights granted to the Licensee under said License Agreement.

         10.6 McKinley and MOI confirm that Article 3.1 (c)(i) was amended June 28, 1994 by a letter agreement and that no other


Vista/McKinley Agreement                  2

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         amendments were made to the License Agreement prior to the effective date of this Agreement.

    6. Article 11 is amended to provide that notices or other communications made or given to Vista as Licensee shall be addressed as follows:

         Vista Medical Technologies, Inc.
         2752 Loker Avenue West
         Carlsbad, CA 92008
         Attention:  Mr. John Lyon

         With a copy to:

         Vista Medical Technologies, Inc.
         134 Flanders Road
         Westboro, MA 01581
         Attention:  Mr. Ken Hori

    7.   Appendix A is replaced by the following new Appendix:


                                      APPENDIX A


                                      TECHNOLOGY


    1. A stereo objective lens (the "Lens") for use in endoscopes of any length, diameter or configuration, as disclosed in U.S. Application Ser. No.
 * * *  filed    * * *      by McKinley (now U.S., Patent No.  * * *   ).

    2. A stereo objective lens (the "Lens") for use in endoscopes of any length, diameter or configuration, as disclosed in U.S. Application Ser. No.
  * * *  filed   * * *       by McKinley (now U.S., Patent No.   * * *  ).

    3. A stereo video endoscope objective lens system for use in endoscopes of any length, diameter or configuration, as disclosed in U.S.
Application Ser. No.      * * *    , filed   * * *   .

    4.   A relay lens configuration ("Relay Lens") for endoscopes, as disclosed
in U.S. Applications Ser.  Nos.  * * * , filed  * * *       (now
U.S. Patent No.   * * *  ) and   * * * , filed   * * *       (now U.S. Patent
No.   * * *  ).


* * * Confidential Treatment Requested


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    5.   All know-how, copyrights, trade secrets, inventions and other intellectual property or proprietary rights relating to manufacture of the Lens and/or incorporating the Lens and/or Relay Lens into a medical endoscope and connecting such endoscope to an endoscopic video system in a manner which results in an apparent three dimensional image of the object being viewed with the endoscope (a "3-D Video System").

IN WITNESS WHEREOF, McKinley has affixed his signature and MOI and Vista have caused this agreement to be executed by a duly authorized officer or representative thereof, as of the day and year first above written.



                               /s/ Harry R. McKinley
                              ----------------------------------
                             Harry R. McKinley



                             McKinley Optics, Inc.
                             ("MOI")

                      By:      /s/ Harry R. McKinley
                              ----------------------------------

                      Name:    Harry R. McKinley
                              ----------------------------------

                      Title:   Pres.
                              ----------------------------------



                           Vista Medical Technologies, Inc.
                                      ("Vista")



                     By:       /s/ John Lyon
                              ----------------------------------

                     Name:     John Lyon
                              ----------------------------------

                     Title:    President
                              ----------------------------------



Vista/McKinley Agreement                  4